Exhibit 99.1

For Immediate Release

Monolithic Power Systems, Inc.

79 Great Oaks Blvd

San Jose, CA 95119

T: 408-826-0600, F: 408-826-0601

www.monolithicpower.com

Monolithic Power Systems, Inc. Acquires Sensima Technology SA, A Developer of Magnetic Sensors

SAN JOSE, Calif. July 24, 2014--Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced that it has acquired Sensima Technology SA (Sensima) located in Switzerland. Sensima is a pre-revenue, developer of magnetic sensor technologies for angle measurements as well as three-dimensional magnetic field sensing. Sensima’s patented magnetic angle sensors are used in rotary encoders, electronically commutated motors and a broad range of products. Combining Sensima’s real time precision magnetic angle sensing with MPS’s technologies could offer revolutionized solutions for key industries such as automotive, industrial and cloud computing.

“We are pleased with this high quality technology acquisition," said Michael Hsing, CEO and founder of MPS. “Sensima’s unique technology will further our diversification strategy and create new opportunities with key customers.”

MPS has acquired all of the outstanding shares of capital stock of Sensima. The purchase price includes an initial cash payment of $11.7 million and a subsequent cash earn-out payment of up to $8.9 million which will be based upon Sensima’s achieving certain performance goals. Key employees will also be eligible to receive time-based and performance-based restricted stock units in connection with this transaction. A portion of the initial cash consideration payable to the stockholders will be placed into escrow under the terms of the acquisition agreement.

The estimated financial impact of the acquisition on the future operating results of MPS, which is not expected to be significant, will be discussed during the scheduled quarterly investor teleconference on July 24, 2014 at 2:00 p.m. PT / 5:00 p.m. ET. To access the conference call and the following replay of the conference call, go to http://ir.monolithicpower.com and click on the webcast link.

About Monolithic Power Systems, Inc.

MPS is a fabless semiconductor company specializing in high-performance analog ICs. Founded in 1997, MPS's core technology is its innovative and proprietary manufacturing process combined with superior analog circuit design capabilities across system-level and end customer applications. These combined advantages enable MPS to deliver highly integrated monolithic products that offer energy efficient and cost-effective solutions. MPS product families include DC/DC converters, LED drivers and controllers, Class-D audio amplifiers, battery chargers and protections, USB and current-limit switches and AC/DC offline products. MPS has over 1,000 employees worldwide, located in the United States, China, Taiwan, Korea, Japan, Singapore and across Europe.

About Sensima SA

Sensima Technology SA is a fabless semiconductors company specialized in fully integrated CMOS magnetic sensors. Based on its unique technology, Sensima has developed a range of sensors for angular positioning and magnetic field measurement, with applications in metrology, motor control and general position sensing. Founded in 2008, the company is based in Switzerland.

Safe Harbor Statement

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the consummation and benefits of the Sensima acquisition by MPS, enhanced product offerings of MPS and the future financial performance of MPS. These forward-looking statements are based on information available to MPS as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include: the inability of MPS to obtain the expected benefits associated with acquiring Sensima; risks that integration of Sensima’s operations will disrupt the current plans and operations of MPS; the ability of MPS to retain and hire key personnel; unexpected costs, charges or expenses resulting from the acquisition, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the acquisition; MPS’s ability to achieve the growth prospects and synergies expected from the acquisition; delays, challenges and expenses associated with integrating Sensima with MPS existing businesses; and legislative, regulatory and economic developments.  Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in MPS’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing MPS’s views as of any subsequent date and MPS does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

###

Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Meera Rao

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com